[LETTERHEAD OF MANNING ELLIOTT]



October  10,  2002

United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W. Washington, D.C. 20549


To  Whom  It  May  Concern:

We have read Item 4 of BentleyCapitalCorp.com Inc.'s report on Form 8-K and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements contained in the Form 8-K.

Very  truly  yours,

/s/  Manning  Elliott

MANNING  ELLIOTT
Chartered  Accountants


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